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                                                                    EXHIBIT 4.7


                          FIRST SUPPLEMENTAL INDENTURE



         This FIRST SUPPLEMENTAL INDENTURE, dated as of January 19, 2000 (the "FIRST SUPPLEMENTAL INDENTURE"), is made and entered into by and between Grant Geophysical, Inc., a Delaware corporation (the "COMPANY"), the subsidiary guarantors listed herein (the "SUBSIDIARY GUARANTORS") and LaSalle Bank National Association, as trustee (the "TRUSTEE"), under an Indenture (the "INDENTURE"), dated as of February 18, 1998, between the Company, the Subsidiary Guarantors and the Trustee. All capitalized terms used in this First Supplemental Indenture that are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this First Supplemental Indenture or the context clearly requires otherwise.

                                    RECITALS

         WHEREAS, Section 9.2 of the Indenture provides, among other things, that with the consent of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, the Company, when authorized by a Board Resolutions, each of the Subsidiary Guarantors, when authorized by a Board Resolutions, and the Trustee upon Company Request may amend or supplement the Indenture for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture;

         WHEREAS, the Company has solicited consents from Holders relating to the matters set forth in this First Supplemental Indenture (the "PROPOSED AMENDMENT");

         WHEREAS, Holders of a majority in aggregate principal amount of the Outstanding Securities have consented to the Proposed Amendment; and

         WHEREAS, the Board of Directors of the Company has adopted Board Resolutions authorizing and approving the Proposed Amendment, and the Company, the Subsidiary Guarantors and the Trustee are executing and delivering this First Supplemental Indenture in order to provide therefor.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE
                             AMENDMENT TO INDENTURE

         Section 1.01  Amended Definitions.  The following definitions in
Section 1.1 of the Indenture are hereby amended as follows:

         (a) The definition of "Affiliate" is hereby amended to read in its entirety as follows:

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                           "AFFILIATE" means, with respect to any specified
                  Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing. For purposes of this definition, beneficial ownership of more than 50% of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

         (b) The definition of "Consolidated EBITDA Coverage Ratio" is hereby amended to read in its entirety as follows:

                           "CONSOLIDATED EBITDA COVERAGE RATIO" means, for any
                  period, the ratio on a pro forma basis of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to (b) the sum of such Consolidated Interest Expense for such period; provided, however, that (i) the Consolidated EBITDA Coverage Ratio shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in Section 10.12(a) hereof through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business, or any repayment, redemption or extinguishment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section 10.12(a) hereof and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or


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                  floating rate, (iii) in making such computation, the
                  Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 10.12(a) hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iv) notwithstanding clauses (ii) and (iii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, and (v) if after the first day of the period referred to in clause (a) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company, Consolidated Interest Expense shall be calculated on a proforma basis as if such Indebtedness had been retired on the first day of such period.

         (c) The definition of "Consolidated Interest Expense" is hereby amended to read in its entirety as follows:

                           "CONSOLIDATED INTEREST EXPENSE" means, for any
                  period, without duplication, (i) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (A) any amortization of debt discount, (B) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation constituting Indebtedness, (D) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (E) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period and (d) the aggregate amount of cash dividends paid on Preferred Stock or on Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Preferred Stock or Disqualified Capital Stock is owned by Persons other than the Company or any Restricted Subsidiary, less (ii), to the extent included in clause (i) above, amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.


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         (d)       The definition of "Permitted Indebtedness" is hereby amended to read in its entirety as follows:

          "PERMITTED INDEBTEDNESS" means any of the following:

          (i) Indebtedness (and any guarantee thereof) in an aggregate principal amount at any one time outstanding not to exceed
                   (a) the greater of (x) $50,000,000 at any time outstanding or (y) the sum of 85% of the amount of Eligible Receivables of the Company and its Restricted Subsidiaries and 50% of the amount of Eligible Inventory of the Company and its Restricted Subsidiaries, less (b) any amounts derived from Asset Sales, except for an Asset Sale consisting of a sale of the multi-client seismic data owned by, or gathered for the account of, the Company and applied to the permanent reduction of the Indebtedness under any such credit facilities as contemplated by Section 10.17 hereof (the "Maximum Bank Credit Amount"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for purposes of this clause (i), a "refinancing") thereof, including any successive refinancing thereof, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (i), shall not at any one time exceed the Maximum Bank Credit Amount;

          (ii) Indebtedness under the Original Securities and any Series B Securities issued in exchange for Original Securities of an equal principal amount;

          (iii) Indebtedness outstanding or in effect on the date of this Indenture (and not repaid or defeased with the proceeds of the offering of the Original Securities);

          (iv) Indebtedness under Interest Rate Protection Obligations, provided that (1) such Interest Rate Protection Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by Section 10.12(a) hereof, and (2) the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

          (v)      Indebtedness under Currency Hedge Obligations, provided that
                   (1) such Currency Hedge Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by Section 10.12(a) hereof, or to the foreign currency cash flows reasonably expected to be generated by the Company and its Restricted Subsidiaries, and (2) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of such Indebtedness and the amount of such foreign currency cash flows to which such Currency Hedge Obligations relate;

          (vi)     the Subsidiary Guarantees of the Original Securities
                   (and any assumption of the obligations guaranteed thereby);


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          (vii)    Indebtedness of the Company to a Wholly Owned Restricted
                   Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 10.12(a) hereof at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary or the time such subsequent transfer occurred;

          (viii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (ix)     Non-Recourse Indebtedness;

          (x) any renewals, substitutions, refinancings or replacements (each, for purposes of this clause (x), a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause (iii) of this definition, including any successive refinancing by the Company or such Restricted Subsidiary, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such new Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, (B) in the case of any refinancing of Indebtedness that is pari passu with or subordinated in right of payment to either the Securities or any Subsidiary Guarantees, then such new Indebtedness is either pari passu with or subordinated in right of payment to the Securities or any Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced and (c) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity that is at least 91 days later than the final Stated Maturity of the Indebtedness being refinanced; and

          (xi) any additional Indebtedness in an aggregate principal amount not in excess of $10,000,000 at any one time outstanding and any guarantee thereof.


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         Section 1.02 Section 5.2 of the Indenture. The last paragraph of
Section 5.2 is hereby amended to read in its entirety as follows:

                  No such rescission shall affect any subsequent default or impair any right consequent thereon. Notwithstanding the foregoing, if an Event of Default specified in Section 5.1(e) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration of the Securities shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Securities, and so long as such rescission of any such acceleration of the Securities does not conflict with any judgment or decree as certified to the Trustee by the Company.

         Section 1.03 Section 8.1 of the Indenture. Section 8.1 of the Indenture is hereby amended to read in its entirety as follows:


          Section 8.1 Company May Consolidate, etc., Only on Certain Terms.

                  The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving effect thereto:

              (a) (i) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being called the "Surviving Entity") shall expressly assume by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the


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

                   obligations of the Company under the Securities and this Indenture, and, in each case, this Indenture shall remain in full force and effect;

              (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

              (c) if the Company is not the continuing obligor under this Indenture, then each Subsidiary Guarantor then in existence, unless it is the Surviving Entity, shall have by supplemental indenture confirmed that its Subsidiary Guarantee of the Securities shall apply to the Surviving Entity's obligations under this Indenture and the Securities; and

              (d) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements under this Indenture and (ii) an Opinion of Counsel stating that the requirements of Section 8.1(a) have been satisfied.

         Section 1.04 Section 10.10 of the Indenture. Section 10.10(a)(iv)(1) of the Indenture is hereby amended to read in its entirety as follows:

              (1) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on January 1, 2000 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income shall be a loss, minus 100% of such loss), plus

         Section 1.05 Section 1012 of the Indenture. Section 10.12(b) of the Indenture is hereby amended to read in its entirety as follows:

              (b) Neither the Company nor any Subsidiary Guarantor shall incur any Indebtedness (other than Permitted Indebtedness) that is expressly subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or outstanding, is also expressly made subordinate to the Securities or the Subsidiary Guarantee of such


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
                   Subsidiary Guarantor, as the case may be, at least to the extent it is subordinated to such other Indebtedness.

                                  ARTICLE II
                               GENERAL PROVISIONS

                  Section 2.01. Effectiveness of Amendment. This First Supplemental Indenture is effective as of the date first written above.

                  Section 2.02. Ratification of Indenture. The Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this First Supplemental Indenture. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  Section 2.03. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this First Supplemental Indenture, the Company is delivering to the Trustee:

                           (a) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent provided for in the Indenture relating to the amendment and supplement of the Indenture have been complied with; and

                           (b) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 2.04. Effect of Headings. The Article and Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction of this First Supplemental Indenture.

                  Section 2.05. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  Section 2.06. Counterparts. First Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.



                                COMPANY:

                                         GRANT GEOPHYSICAL, INC.



                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                SUBSIDIARY GUARANTORS:

                                         ADVANCED SEISMIC TECHNOLOGY, INC.



                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         GRANT GEOPHYSICAL CORP.



                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         GRANT GEOPHYSICAL DO BRAZIL LTDA.



                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                                         GRANT GEOPHYSICAL (INT'L), INC.



                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         PT GRANT GEOPHYSICAL INDONESIA



                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         RECURSOS ENERGETICOS LTDA.


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         SOLID STATE GEOPHYSICAL, INC.



                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         SOLID STATE INTERNACIONAL
                                           INGENIERIA, CA.


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                                TRUSTEE:

                                         LASALLE BANK NATIONAL ASSOCIATION



                                         By:
                                             -------------------------------
                                             Name:
                                             Title: